UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 12, 2018

                                 AMERICANN, INC.
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                      000-54231               27-4336843
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 (State or other jurisdiction    (Commission File No.)     (IRS Employer
  of incorporation)                                     Identification No.)


                               1550 Wewatta Street
                                Denver, CO 80202
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:(303) 862-9000


                                       N/A
                          ---------------------------
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01   Entry Into a Material Definitive Agreement

February 2018 Financing

     On February 12, 2018, the Company sold convertible notes in the principal amount of $810,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company's common stock at an initial conversion price of $1.50 per share.

     The note holders also received warrants which entitle the note holders to purchase up to 540,000 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

Amendment to Ground Lease

     On  October  17,  2016,  the  Company   closed  the  previously   announced
acquisition of a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The Company plans to develop the property as the Massachusetts Medical Cannabis Center (the "MMCC").

     As part of a simultaneous transaction, the Company sold the property to Massachusetts Medical Properties, LLC ("MMP") and the Company and MMP entered into a lease, pursuant to which MMP leased the property to the Company for an initial term of fifty years.

     Under the terms of the lease, the Company had until October 16, 2017 to obtain capital funding for the construction of the first phase building. On October 17, 2017 the Company and MMP amended the lease to provide that the Company will have until 16 months from October 17, 2016 to raise $2.6 million for the construction of the first phase of the MMCC.

     On February 16, 2018 the Company and MMP amended the lease for the second time to provide that the Company will have until 18 months from October 17, 2016 to raise $2.6 million for the construction of the first phase of the MMCC. If the Company is unable to raise $2.6 million on or before 18 months from October 17, 2016, the lease will terminate.

     As further consideration for the second amendment to the lease, the Company issued a warrant which allows MMP to purchase 50,000 shares of the Company's common stock at a price of $1.50 per share. The warrant expires on October 17, 2022.

Item  2.03. Creation of a Direct Financial Obligation or an Obligation
            under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 of this report.

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Item 3.02   Unregistered Sale of Equity Securities.

     The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with sale of the securities described in Item 1.01 of this report. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.
























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018.
                                      AMERICANN, INC.


                                      By: /s/ Timothy Keogh
                                          --------------------------------------
                                          Timothy Keogh, Chief Executive Officer